UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2012

PETRO RIVER OIL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-49760	86-4900576
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020, Houston, TX 77056

(Address of principal executive offices) (Zip code)

(832) 538-0625

(Registrant’s telephone number, including area code)

GRAVIS OIL CORPORATION

(Former name or former address, if changed since last report)

Copies to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 7, 2012, Petro River Oil Corp. (the “Company”), formerly known as Gravis Oil Corporation, held a Special Meeting of Stockholders (the “Special Meeting”). The proposals are described in detail in the Company’s information circular filed pursuant as an exhibit to the Form 6-K filed with the Securities Exchange Commission on August 16, 2012. At the Special Meeting, the following matters were submitted to, and approved by vote of, the stockholders:

Proposal 1

The Company’s stockholders elected five individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Against	Votes Withheld	Votes Spoiled	Broker Non-Votes
Scott Cohen	1,852,005	0	71,150	9,000	2,828,772
Ruben Alba	1,852,005	0	71,150	9,000	2,828,772
Daniel Smith	1,852,005	0	71,150	9,000	2,828,772
Glen C. Pollack	1,852,005	0	71,150	9,000	2,828,772
Fred S. Zeidman	1,852,005	0	71,150	9,000	2,828,772

Proposal 2

The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2012 and to authorize the board of directors to fix the auditors’ remuneration, as set forth below:

Votes For	Votes Against	Votes Withheld	Votes Spoiled	Broker Non-Votes
4,710,289	0	50,638	0	0

Proposal 3

The Company’s stockholders approved an amendment to amend the articles of incorporation of the Company to change the name of the Company from “Gravis Oil Corporation” to “Petro River Oil Corp.”, as set forth below:

Votes For	Votes Against	Votes Withheld	Votes Spoiled	Broker Non-Votes
4,298,592	462,335	0	0	0

Proposal 4

The Company’s stockholders approved the adoption of an equity compensation plan of the Company, as set forth below:

Votes For	Votes Against	Votes Withheld	Votes Spoiled	Broker Non-Votes
1,163,435	768,720	0	0	2,828,772

Proposal 5

The Company’s stockholders granted the Board of Directors of the Company the discretionary authority to amend the Company’s organizational documents to effect, within one year of the effective date of the special resolution approving same, one or more share consolidations of the issued and outstanding Common Shares, pursuant to which the Common Shares would be combined and reclassified into one Common Share at a ratio within the range from 1-for-2 up to 1-for-250, provided however, that the Company shall not effect a consolidation that, in the aggregate, exceeds 1-for-250, as set forth below:

Votes For	Votes Against	Votes Withheld	Votes Spoiled	Broker Non-Votes
1,802,220	129,935	0	0	2,828,772

Proposal 6

The Company’s stockholders approved a continuance of the Corporation into the State of Delaware as if it had been incorporated under the laws of the State of Delaware (the “Continuance”), and, therewith, the amendment to the articles of the Company to change the authorized shares of the Company as reflected in the Certificate of Incorporation of Petro River Oil Corp. to be filed in the State of Delaware in the form provided to the stockholders, as set forth below:

Votes For	Votes Against	Votes Withheld	Votes Spoiled	Broker Non-Votes
1,877,905	54,250	0	0	2,828,772

The total number of common shares issued and outstanding as at the record date for the meeting was 14,078,949 shares. The total number of common shares voted in person or by proxy at the meeting was 4,760,927 shares.

In connection with the Continuance of the Company into the State of Delaware, the Board of Directors approved new By-Laws. Copies of the Amendment to the Articles of Incorporation (of Gravis Oil Corporation), the Certificate of Domestication, the Certificate of Incorporation and the new By-Laws of the Company are filed herewith as exhibits.

Item 8.01 Other Events

On September 11, 2012, the Company domesticated into the State of Delaware from Canada by filing of a Certificate of Corporate Domestication and Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Domestication”). The Domestication took effect on September 11, 2012. A copy of the Certificate of Domestication and Certificate of Incorporation are filed herewith as exhibits.

A specimen stock certificate for the Company reflecting the Domestication is filed herewith as an exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Articles of Incorporation (of Gravis Oil Corporation).
3.2	Certificate of Incorporation.
3.3	Certificate of Corporate Domestication.
3.4	Bylaws.
4.1	Form of Stock Certificate

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Dated: September 13, 2012	By:	/s/ Jeffrey Freedman
	Name:	Jeffrey Freedman
	Title:	Chief Executive Officer